SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 24, 2000



                             CYBEROPTICS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

           Minnesota                     0-16577                 41-1472057
           ---------                     -------                 -----------
(State or other jurisdiction of     COMMISSION FILE NO.       (I.R.S. Employer
 incorporation or organization)                              Identification No.)


        5900 Golden Hills Drive
          Golden Valley, MN                                         55416
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(Address of principal executive offices)                         (Zip Code)


                                 (612) 542-5000
               --------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On October 24, 2000, CyberOptics Corporation ("CyberOptics") completed the acquisition of Imagenation Corporation, an Oregon corporation ("Imagenation"). Pursuant to a Stock Purchase Agreement dated as of October 24, 2000 (the "Agreement") between CyberOptics Corporation, the four stockholders of Imagenation, and the five of principal holders of options of Imagenation, CyberOptics acquired all 2,999,997 shares of capital stock, and all options to purchase 1,509,000 shares of capital stock of Imagenation that were outstanding for a purchase price of $6,650,000 in cash at closing, plus $350,000 that was placed in an escrow account for one year to cover indemnity obligations. CyberOptics also agreed to pay contingent consideration equal to 5% of net sales, if any, generated during the three years ending December 31, 2003 from the sale of any new products under development at the time of the acquisition, including revenues generated from the sale of products that are derivative works of such products. The transaction was treated as a purchase for accounting purposes.

          Imagenation was founded in 1988 and currently manufactures and markets frame grabber software and cards for image capture. Imagenation also has under development a Vision Cell sensor technology that, if successfully developed, is expected to provide the foundation for a family of specific products applicable to the robotic semiconductor wafer handling equipment with which sensors from CyberOptics' Hama Sensors subsidiary are used. CyberOptics desires to complete development of this new sensor technology, and if successful, CyberOptics intends to use its understanding of the markets for semiconductor robotics sensors to expand sales of these new sensors. In addition, Imagenation has under development a new-generation digital frame grabber technology that, if successfully developed, will be marketed to manufacturers of semiconductor capital equipment and other general-purpose frame grabber customers.

          CyberOptics intends to capitalize on the image capture and processing expertise and development staff of Imagenation to further penetrate the semiconductor markets. CyberOptics will maintain Imagenation's operations in Portland, Oregon, a center for semiconductor manufacturing and development, as well as Hama's offices in the Silicon Valley, but will integrate their operations in its semiconductor products group. Imagenation generated approximately $4.7 million of revenue during the year ended December 31, 1999 and approximately $3.9 million of revenue during the nine months ended September 30, 2000.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          a)      Financial statements of the business acquired

                  Financial statements are omitted because none of the conditions set forth in SX Rule 1.02(w) exceeded 20% with respect to the business acquired.

          b)      Pro forma financial information

                  Pro forma financial information is omitted because the business acquired did not constitute a "significant business" within the meaning of SX Rule 11-01(b).

          c)      Exhibits

          Exhibit Number                       Description
          --------------                       -----------
                  2.1                   Stock Purchase Agreement
                  2.2                   Escrow Agreement

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CYBEROPTICS CORPORATION


                                        By /s/ STEVEN M. QUIST
                                           -------------------------------------
                                        Steven M. Quist, Chief Executive Officer

Dated: November 8, 2000


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